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                                                                      APPENDIX C

                            STOCK PURCHASE AGREEMENT

  Stock Purchase Agreement dated as of April 15, 1994 among Amax Gold Inc., a Delaware corporation ("AGI") and Cyprus Amax Minerals Company, a Delaware corporation (the "Investor").

  Whereas, the parties have previously entered into that certain letter agreement dated February 11, 1994 as extended by a letter agreement dated March 7, 1994 (the "Commitment Letter") providing for, among other things, agreed upon share purchase prices and the preparation of definitive documents to implement the terms thereof;

  Whereas, this Stock Purchase Agreement is one of the definitive documents contemplated in the Commitment Letter that implements the agreement of the parties therein;

  Whereas, as of the date hereof, AGI is authorized by its Certificate of Incorporation to issue capital stock consisting of 210,000,000 shares, of which 200,000,000 shares are shares of its Common Stock, par value $0.01 per share (the "Common Stock"); and

  Whereas, the Investor desires to purchase from AGI, and AGI desires to sell to the Investor, 3,000,000 shares of Common Stock at a purchase price of $6.888 per share, as such price was established in the Commitment Letter;

  Now Therefore, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree, intending to be legally bound, as follows:

  1. Purchase of Subscription Shares. Subject to the terms and conditions herein set forth, the Investor hereby subscribes for, and agrees to purchase, and AGI agrees to issue and sell, 3,000,000 shares of Common Stock (the shares of Common Stock subscribed for pursuant to this Agreement being collectively referred to herein as the "Subscription Shares") at a purchase price of $6.888 per share.

  2. Closing.

    (a) The closing (the "Closing") of the purchase provided for in Section 1 shall take place at 10:00 a.m., Denver time, on the fifteenth (15th) business day after the date upon which the Subscription Shares have been accepted for listing by the New York Stock Exchange, or at such other date and time as the parties may agree. The Closing shall occur at the offices of the Investor, 9100 East Mineral Drive, Englewood, Colorado 80112. The date and time of the Closing are referred to herein as the "Closing Date". Should the Closing not occur on or before January 4, 1995, this Agreement shall expire unless extended by mutual agreement.

    (b) At the Closing, AGI will deliver to the Investor a certificate or certificates evidencing the Subscription Shares purchased by the Investor, registered in the Investor's name and bearing appropriate restrictive legends, against delivery by the Investor to AGI of the total purchase price of $20,664,000, which price shall be applied immediately by AGI to reduce the indebtedness of AGI to the Investor under that certain demand promissory note dated July 21, 1993 (the "AGI Note") with the payments first to be applied against interest, if any, and then against principal. At the Closing, the Investor will mark the AGI Note to evidence payment in the amount of $20,664,000 against delivery by AGI to the Investor of certificates evidencing the Subscription Shares.

    (c) Each party shall bear its own expenses incurred in connection with the transactions contemplated by this Agreement or otherwise associated with the Closing.

  3. Representations and Warranties of AGI. AGI represents and warrants that:

    (a) AGI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. This Agreement has been duly authorized, executed and delivered by AGI and is

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  a valid and binding obligation of AGI, enforceable against AGI in accordance with its terms subject only to the approvals that may be required by the applicable stock exchange for the listing of the Subscription Shares including, without limitation, the approval of a majority of AGI's shareholders for the issuance of such Subscription Shares, if so required as a consideration to such listing.

    (b) When certificates evidencing the Subscription Shares have been delivered against payment therefor as provided herein, such Subscription Shares will be duly authorized, validly issued, fully paid and nonassessable.

  4. Purchase for Investment; Other Representations and Warranties of Investor. The Investor represents and warrants that:

    (a) This Agreement has been duly authorized, executed and delivered by the Investor and is a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

    (b) The Investor acknowledges that the offering and sale of the Subscription Shares are intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). In furtherance thereof, the Investor represents and warrants to AGI that:

      (i) The Investor is an accredited investor within the meaning of Regulation D promulgated under the Securities Act ("Regulation D") and, if there should be any change in such status prior to the Closing Date, the Investor will immediately inform AGI of such change;

      (ii) The Investor is aware of the merits and risks of an investment in the Subscription Shares to be purchased pursuant hereto by the Investor and, due to its knowledge and experience in financial and business matters, is capable of evaluating, and has evaluated, the merits and risks of such investment; and

      (iii) The Investor has been given the opportunity to ask questions of, and receive answers from, AGI concerning the terms and conditions of the offering of the Subscription Shares to be purchased by the Investor and other matters pertaining to an investment in the Subscription Shares, and has been given the opportunity to obtain such additional information necessary to evaluate the merits and risks of an investment in the Subscription Shares to be purchased by the Investor to the extent AGI possesses such information or can acquire it without unreasonable effort or expense, and has not been furnished any offering material in connection with the offering and purchase of the Subscription Shares.

    (c) The Investor has been advised that the Subscription Shares have not been registered under the Securities Act, or any state securities or blue sky laws and, therefore, cannot be resold unless they are registered under such laws or unless an exemption from registration thereunder is available. The Investor is purchasing the Subscription Shares for its own account for investment, and not with a view to, or for resale in connection with, the distribution thereof, and has no present intention of distributing or reselling any of the Subscription Shares. In making the foregoing representation, the Investor is aware that it must bear, and the Investor is able to bear, the economic risk of such investment for an indefinite period of time.

    (d) The Investor acknowledges that AGI is entering into this Agreement in reliance upon the Investor's representations and warranties in this Agreement, including, without limitation, those set forth in this Section 4.

  5. Demand Registration Rights. After issuance of the Subscription Shares, the Investor may make one or more written requests to AGI (a "Demand") for registration under and in accordance with the provisions of the Securities Act of all or part (but not less than 1,000,000 shares per Demand) of the shares of Common Stock issued to the Investor pursuant to this Agreement ("Registrable Shares"). Each such request shall specify the aggregate number of Registrable Shares proposed to be registered and the intended method of disposition thereof.


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    (ii) Upon receipt of a Demand, AGI shall use its best efforts to effect such registration to permit the sale of Registrable Shares in accordance with the intended method of disposition thereof and pursuant thereto, AGI shall as expeditiously as possible:

      (a) execute and deliver all such instruments and documents and do or cause to be done all such other acts and things as may be necessary or, in the opinion of the Investor, advisable to register such Registrable Shares under the provisions of the Securities Act, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Investor, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto;

      (b) use its best efforts to qualify the Registrable Shares under the applicable state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Registrable Shares, as requested by the Investor;

      (c) make available to the Investor, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

      (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Registrable Shares or any part thereof valid and binding and in compliance with applicable law.

    (iii) If any such Demand is made at a time when the Investor directly or indirectly owns less than five percent (5%) of the number of shares of Common Stock outstanding, AGI may, if its Audit Committee of its Board of Directors determines in the good faith exercise of its reasonable judgment that it would be inadvisable to effect a demand registration, defer such demand registration until the earliest practicable time at which such demand registration can be reasonably effected, which period shall not exceed three (3) months.

    (iv) All Registration Expenses incurred in connection with the first registration statement to be filed hereunder or under that certain Revolving Credit Agreement between AGI and the Investor of even date herewith (the "Credit Agreement") shall be paid by AGI. All Registration Expenses incurred in connection with each additional registration statement to be filed hereunder or under the Credit Agreement shall be paid by the Investor. For purposes of this Agreement, "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Section 5, including, without limitation, (i) all SEC and stock exchange registration and filing fees, (ii) all fees and expenses of complying with state securities or "Blue Sky" laws (including fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Shares and determination of the eligibility of the Registrable Shares for investment under the laws of such jurisdiction as the Investor may indicate), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of Registrable Shares on any exchange, and (v) the fees and disbursements of counsel for AGI and of its independent public accountants, but excluding underwriting discounts and commissions, brokerage fees, transfer taxes, if any, fees and disbursements of counsel, accountants or other experts or advisors to the Investor, and National Association of Securities Dealers Inc. registration and filing fees.

  6. No Prior Offering of Common Stock. AGI agrees that neither it nor any agent on its behalf will sell or offer, or attempt or offer to dispose of, any shares of Common Stock to, or solicit any offers to buy any thereof from, or otherwise approach or negotiate in respect thereof with, any person or persons whomsoever (other than the Investor) so as to make it necessary in connection with the sale and delivery hereunder of the Subscription Shares to the Investor on the Closing Date to register such Subscription Shares under the Securities Act.

  7. Use of Proceeds. AGI covenants and agrees that it will use the net proceeds received by it from the sale of the Subscription Shares to repay a portion of the outstanding indebtedness owed by AGI to the Investor as set forth in Section 2(b) hereof.

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  8. Conditions to Obligations of the Investor. The Investor's obligations hereunder are subject to the condition that, unless waived in writing by the Investor the representations and warranties made by AGI in Section 3 shall be true and correct at and as of the Closing Date as if made at such time.

  9. Conditions to Obligations of AGI. AGI's obligations hereunder are subject to the fulfillment, prior to or at the Closing Date, unless waived in writing by AGI, of each of the following conditions:

    (a) The representations and warranties made by the Investor in Section 4 shall be true and correct at and as of the Closing Date as if made at such time.

    (b) AGI and the Investor shall have executed and delivered that certain Revolving Credit Agreement dated as of April 15, 1994, by and between AGI and the Investor.

    (c) A listing application for the shares to be issued hereunder shall be accepted by the New York Stock Exchange and any other applicable exchange, if necessary, and if so required as a condition to such listing, the majority of the shareholders of AGI shall have approved the issuance of such Subscription Shares, as to which acceptance and approvals AGI agrees promptly to make all reasonable efforts to obtain.

  10. Survival; Successors and Assigns. All agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement, the delivery to the Investor of the Subscription Shares to be purchased pursuant hereto and the payment therefor and, notwithstanding any investigation heretofore or hereafter made by or on behalf of a party hereto, shall continue in full force and effect. The rights and obligations of the Investor under this Agreement shall not be assignable by the Investor without the prior written consent of AGI. Nothing herein expressed or implied is intended to confer upon any person, other than the parties hereto or their respective permitted assignees, successors, heirs and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

  11. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of AGI and the Investor.

  12. Waiver of Compliance; Consents. The failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver. Any such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

  13. Notices. Any notice, request or other document to be given hereunder to any party shall be effective upon receipt and shall be in writing and delivered personally or sent by telecopy or certified mail, addressed to such address as shall from time to time be designated in writing to the other by AGI or the Investor, or until an address is so furnished, addressed to the address for notices set forth on the signature pages hereof.

  14. Entire Agreement. This Agreement, and the other agreements referred to herein or expressly contemplated hereby, embody the entire agreement and understanding between the Investor and AGI with respect to the purchase of Subscription Shares by Investor contemplated hereby and supersede all prior oral or written agreements, memoranda, understandings and undertakings among the parties hereto relating to the subject matter hereof.

  15. Construction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado. The section headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of this Agreement.

  16. Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


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  In Witness Whereof, the parties hereto have executed this Agreement or caused it to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        Amax Gold Inc.
                                        9100 East Mineral Drive
                                        Englewood, Colorado 80112

                                             /s/ Mark A. Lettes
                                        By ____________________________________
                                           Name:Mark A. Lettes
                                           Title:Vice President & Chief
                                                 Financial Officer

                                        Cyprus Amax Minerals Company
                                        9100 East Mineral Drive
                                        Englewood, Colorado 80112

                                             /s/ Frank J. Kane
                                        By ____________________________________
                                           Name:Frank J. Kane
                                           Title:Vice President Investor
                                                 Relations &
                                                 Treasurer

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